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                                                                    EXHIBIT 4.8

                              CERTIFICATE OF TRUST

                                       OF

                                 USB CAPITAL VI

         THIS CERTIFICATE OF TRUST of USB CAPITAL VI (the "Trust"), dated as of May 8, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (Section) 3801 et seq.).

         1. Name. The name of the business trust being formed hereby is USB Capital VI.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                               WILMINGTON TRUST COMPANY
                               not in its individual capacity but solely as Trustee


                               By:          /s/      Anita Dallago
                                  ______________________________________________
                               Name:                 Anita Dallago
                               Title:                Financial Services Officer


                                            /s/      David M. Moffett
                               _________________________________________________
                               David M. Moffett, not in his individual
                                 capacity but solely as Administrative Trustee


                                            /s/      Daryl N. Bible
                               _________________________________________________
                               Daryl N. Bible, not in his individual
                                 capacity but solely as Administrative Trustee


                                            /s/      Lee R. Mitau
                               _________________________________________________
                               Lee R. Mitau, not in his individual capacity
                                 but solely as Administrative Trustee